AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 1997
                                                      REGISTRATION NO. 333-11335
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 5
                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          CASTLE DENTAL CENTERS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

               DELAWARE                                  8021                                 76-0486898
   (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NO.)

                               JACK H. CASTLE, JR.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             1360 POST OAK BOULEVARD
                                   SUITE 1300
                              HOUSTON, TEXAS 77056
                                 (713) 513-1400

      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
 AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES AND AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

           WILLIAM D. GUTERMUTH                 F. MITCHELL WALKER, JR.
       BRACEWELL & PATTERSON, L.L.P.            BASS, BERRY & SIMS PLC
        SOUTH TOWER PENNZOIL PLACE            2700 FIRST AMERICAN CENTER
     711 LOUISIANA STREET, SUITE 2900         NASHVILLE, TENNESSEE 37238
         HOUSTON, TEXAS 77002-2781

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________________________________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the issuance and distribution of the securities being registered. All amounts are estimates except for the fees payable to the Commission.

                                                                       AMOUNT TO
                                                                        BE PAID
                                                                      ----------
Commission registration fee ................................          $   21,811
Printing expenses ..........................................          $  150,000
Legal fees and expenses ....................................          $  350,000
Accounting fees and expenses ...............................          $  600,000
Transfer Agent's and Registrar's fees ......................          $   15,000
Miscellaneous ..............................................          $   88,189
                                                                      ----------
     TOTAL .................................................          $1,225,000
                                                                      ==========

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The Company's Certificate of Incorporation, as amended, and Bylaws incorporate substantially the provisions of the Delaware General Corporation Law ("DGCL") providing for indemnification of directors and officers of the Company against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the Company or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     As permitted by Section 102 of the DGCL, the Company's Certificate of Incorporation, as amended, contains provisions eliminating a director's personal liability for monetary damages to the Company and its stockholders arising from a breach of a director's fiduciary duty except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if in the case of other than derivative suits such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe that such person's conduct was unlawful). In the case of a derivative suit, an officer, employee or agent of the corporation which is not protected by the Certificate of Incorporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to which an officer, employee or agent has been adjudged to be liable to the corporation unless that person is fairly and reasonably entitled to indemnity for proper expenses. Indemnification is mandatory in the case of a director, officer, employee, or agent who is successful on the merits in defense of a suit against such person.

     The Company has entered into indemnity agreements with its directors and certain key officers pursuant to which the Company generally is obligated to indemnify its directors and such officers to the full extent permitted by the DGCL as described above.

     The Company intends to purchase liability insurance policies covering directors and officers in certain circumstances.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     On December 18, 1995, the Company issued and sold shares of its Series A Convertible Preferred Stock to the following investors in the following amounts:
Declaration of Trust for Defined Benefit Plans of Zeneca Holdings Inc.-165,965 shares, Delaware State Employees' Retirement Fund-838,123 shares and Declaration of Trust for Defined Benefit Plans of ICI American Holdings Inc.-240,649 shares, each of which represented to the Company that it is an accredited investor under Rule 501(a) of Regulation D. The Series A Preferred Stock was issued in connection with a loan from the Pecks Investors to the Company of $7.5 million. These sales were exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     Also on December 18, 1995, the following individuals received Common Stock of the Company in the following amounts pursuant to the merger of the Company with Family Dental Services of Texas, Inc.: Jack H. Castle Jr., Trustee-1,428,000 shares, Castle Interests, Ltd.-1,028,000 shares, Lisa G. Castle Donnell, Trustee-116,000 shares, Jack H. Castle, D.D.S.-714,000 shares, Loretta Castle-714,000 shares, each of which is an accredited investor under Rule 501(a) of Regulation D. The consideration for the issuance of these shares of Common Stock was the merger of the Company with Family Dental Services of Texas, Inc. See "Unaudited Pro Forma Consolidated Financial Information." The foregoing transactions were exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     Also on December 18, 1995, the Company issued to GulfStar Investments, Ltd., an accredited investor under Rule 501(a) of Regulation D, a Common Stock purchase warrant for 113,158 shares of Common Stock. The consideration for the issuance of the Common Stock purchase warrant was services performed by an affiliate of Gulfstar Investments, Ltd. to the Company. The foregoing transaction was exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     On April 29, 1996, the Company issued and sold 150,000 shares of its Common Stock to Mid-South Dental Center, P.C., which represented to the Company that it is an accredited investor under Rule 501(a) of Regulation D. These shares of Common Stock represent the stock portion of the purchase price of the acquisition by the Company of certain assets of Mid-South Dental Center, P.C. The foregoing transaction was exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     On May 19, 1996, the Company issued and sold 145,242 shares of its Common Stock to 1st Dental Care, Inc., which represented to the Company that it is an accredited investor under Rule 501(a) of Regulation D, and issued to 1st Dental Care, Inc. an aggregate of $943,363 of subordinated notes convertible into Common Stock at a conversion price of $6.75 per share, subject to antidilution adjustments and automatic annual increase in conversion price. These shares of Common Stock represent the stock portion of the purchase price of the acquisition by the Company of certain assets of 1st Dental Care, Inc. The foregoing transaction was exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     On August 9, 1996 in connection with the acquisition of Horizon Dental Centers, the Company issued and sold 21,315 shares of its Common Stock to EFW Dental Centers, P.C., 70,280 shares of its Common Stock to NEFW Dental Centers, P.C., 65,095 shares of its Common Stock to HDC Dental Services, P.C., 71,432 shares of its Common Stock to Midcities Dental Services, P.C., 59,912 shares of its Common Stock to West Ft. Worth Dental Services, P.C., and 48,966 shares of its Common Stock to N.A. Dental Services, P.C., each of which represented to the Company that it is an accredited investor under Rule 501(a) of Regulation D. In January 1997, the Company issued an additional 31,750 shares of Common Stock to the beneficial owners of the above entities as a purchase price adjustment. These shares of Common Stock represent the stock portion of the purchase price of the acquisition by the Company of Horizon Dental. The foregoing transactions were exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     On June 16, 1997, the Company issued and sold shares of its Series C Convertible Preferred Stock to the following investors in the following amounts:
Declaration of Trust for Defined Benefit Plans of Zeneca Holdings, Inc.-32,351 shares, Delaware State Employees' Retirement Fund-163,331 shares and Declaration of Trust for Defined Benefit Plans of ICI American Holdings, Inc.-247,009 shares, each of which represented to the Company that it is an accredited investor under Rule 501(a) of Regulation D. The Series C Preferred Stock was issued in connection with a loan from the Pecks Investors to the Company of $2.0 million. These sales were exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

     Effective June 1, 1997, the Company entered into an Option Agreement for the Purchase and Sale of Businesses with SW Dental Associates, LC and its owners. Under the terms of the Option Agreement, the Company has paid $1.5 million for an option to acquire all of the outstanding limited liability company interests in and capital stock of SW Dental. At the time the Company exercises its option under the Option Agreement, the Company will enter into a definitive purchase agreement (the "Acquisition Agreement") with SW Dental and its two equity owners, the terms of which have been fully negotiated and are subject to no conditions within the control of the equity owners of SW Dental, and the form of which is attached to the Option Agreement. The consideration for the transactions contemplated by the Acquisition Agreement are (i) $5.2 million in cash, of which $1.5 million has previously been paid, and (ii) the issuance to one of SW Dental's equity owners, John Goodman, D.D.S., an accredited investor, of a number of shares of the Company's Series B Convertible Preferred Stock calculated in accordance with a formula set forth in the Acquisition Agreement, which the Company presently expects to be 129,166. The foregoing transaction is exempt from registration under Section 4(2) of the Securities Act, no public offering being involved.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Exhibits

       EXHIBIT
       NUMBER                           DESCRIPTION OF EXHIBIT
--------------------    --------------------------------------------------------
          *1         -- Form of underwriting agreement among
                        Castle Dental Centers, Inc. and the
                        underwriters.
          *3.1       -- Certificate of Incorporation of
                        Castle Dental Centers, Inc., as
                        amended.
          *3.2       -- Certificate of Amendment to
                        Certificate of Incorporation of
                        Castle Dental Centers, Inc. dated
                        August 28, 1996.
          *3.3       -- Bylaws of Castle Dental Centers, Inc.
          *3.4       -- Amendment to Bylaws of Castle Dental
                        Centers, Inc. dated August 16, 1996.
          *3.5       -- Certificate of Amendment of
                        Certificate of Incorporation of
                        Castle Dental Centers, Inc. dated
                        June 16, 1997.
          *3.6       -- Form of Certificate of Designation of
                        Series B Convertible Preferred Stock.
          *3.7       -- Certificate of Designation of Series
                        C Convertible Preferred Stock, dated
                        June 16, 1997.
          *4.1       -- Form of Certificate representing the
                        Common Stock, par value $.001 per
                        share, of Castle Dental Centers, Inc.
          *4.2       -- Securityholders Agreement dated
                        December 18, 1995, among Castle
                        Dental Centers, Inc., Jack H. Castle,
                        D.D.S., P.C., certain investors in
                        the Company, certain stockholders of
                        Castle Dental Centers, Inc., and
                        certain shareholders of Jack H.
                        Castle, D.D.S., P.C.
          *4.3       -- Amendment, Waiver and Consent dated
                        August 20, 1996 given by Pecks
                        Management Partners Ltd. on behalf of
                        Delaware State Employees' Retirement
                        Fund and the pension plans of Zeneca
                        Holdings, Inc. and ICI American
                        Holdings, Inc.
          *4.4       -- Stockholders' Agreement dated May 19,
                        1996 among Castle Dental Centers,
                        Inc. and certain stockholders.
          *4.5       -- Stockholders' Agreement dated May 31,
                        1996 by and among Castle Dental
                        Centers, Inc. and certain
                        stockholders.
          *4.6       -- Stockholders' Agreement dated August
                        9, 1996 by and among Castle Dental
                        Centers, Inc. and certain
                        stockholders.
          *4.7       -- Registration Rights Agreement dated
                        December 18, 1995, among Castle
                        Dental Centers, Inc. and Delaware
                        State Employees' Retirement Fund,
                        Declaration of Trust for Defined
                        Benefit Plan of ICI American
                        Holdings, Inc., Declaration of Trust
                        for Defined Benefit Plan of Zeneca
                        Holdings, Inc. and certain
                        stockholders and investors in the
                        Company.
          *4.8       -- Registration Rights Agreement dated
                        May 19, 1996 between Castle Dental
                        Centers, Inc. and 1st Dental Care,
                        Inc.
          *4.9       -- Registration Rights Agreement dated
                        May 31, 1996 by and between Castle
                        Dental Centers, Inc. and G. Powell
                        Bilyeu, D.D.S.
          *4.10      -- Registration Rights Agreement dated
                        August 9, 1996 by and between Castle
                        Dental Centers, Inc., Joseph A.
                        Bonola, D.D.S. and Larry C. Jackson,
                        D.D.S.
           4.11      -- Reserved.
          *4.12      -- Amended and Restated Securityholders
                        Agreement dated June 16, 1997, among
                        Castle Dental Centers, Inc., Jack H.
                        Castle, D.D.S., P.C., certain
                        investors in the Company, certain
                        stockholders of Castle Dental
                        Centers, Inc., and certain sharehold-
                        ers of Jack H. Castle, D.D.S., P.C.
          *4.13      -- Amended and Restated Registration
                        Rights Agreement dated June 16, 1997,
                        among Castle Dental Centers, Inc. and
                        Delaware State Employees' Retirement
                        Fund, Declaration of Trust for
                        Defined Benefit Plan of ICI American
                        Holdings, Inc., Declaration of Trust
                        for Defined Benefit Plan of Zeneca
                        Holdings, Inc. and certain
                        stockholders and investors in the
                        Company.

       EXHIBIT
       NUMBER                           DESCRIPTION OF EXHIBIT
--------------------    --------------------------------------------------------
          *4.14      -- Registration Rights Agreement dated
                        as of June   , 1997, by and between
                        Castle Dental Centers, Inc. and John
                        Goodman, D.D.S.
          *5         -- Opinion of Bracewell & Patterson,
                        L.L.P. as to the validity of the
                        Common Stock being offered.
         *10.1       -- Securities Purchase Agreement dated
                        December 18, 1995 among Castle Dental
                        Centers, Inc., Jack H. Castle,
                        D.D.S., P.C., JHCDDS, Inc. and
                        certain investors.
         *10.2       -- Amendment No. 1 to Securities
                        Purchase Agreement dated June 16,
                        1997 among Castle Dental Centers,
                        Inc., Jack H. Castle, D.D.S., P.C.,
                        JHCDDS, Inc. and certain investors.
         *10.3       -- 12% Senior Subordinated Note due
                        December 18, 2002 between Castle
                        Dental Centers, Inc. and NAP &
                        Company in the principal amount of
                        $5,050,000.
         *10.4       -- 12% Senior Subordinated Note due
                        December 18, 2002 between Castle
                        Dental Centers, Inc. and Fuelship &
                        Company in the principal amount of
                        $1,000,000.
         *10.5       -- 12% Senior Subordinated Note due
                        December 18, 2002 between Castle
                        Dental Centers, Inc. and Northman &
                        Company in the principal amount of
                        $1,450,000.
         *10.6       -- Management Services Agreement
                        effective December 18, 1995 by and
                        between Castle Dental Centers, Inc.
                        and Jack H. Castle, D.D.S., P.C.
         *10.7       -- Amendment to Management Services
                        Agreement between Castle Dental
                        Centers, Inc. and Jack H. Castle,
                        D.D.S., P.C., dated as of August 15,
                        1996.
         *10.8       -- Accounts Receivable Purchase
                        Agreement dated December 18, 1995,
                        between Jack H. Castle, D.D.S., P.C.
                        and Castle Dental Centers, Inc.
         *10.9       -- Plan and Agreement of Merger of
                        Family Dental Services of Texas, Inc.
                        with and into Castle Dental Centers,
                        Inc. dated December 18, 1995.
         *10.10      -- Stock Purchase Agreement dated
                        December 18, 1995 by and between Jack
                        H. Castle, D.D.S. and Castle Dental
                        Centers, Inc.
         *10.11      -- Amendment to Stock Purchase Agreement
                        by and between Jack H. Castle, D.D.S.
                        and Castle Dental Centers, Inc.,
                        dated as of August 15, 1996.
         *10.12      -- Deferred Compensation Agreement
                        effective December 18, 1995 by and
                        between Castle Dental Centers, Inc.
                        and Jack H. Castle, D.D.S.
         *10.13      -- Indemnity Agreement dated December
                        18, 1995 by and between Castle Dental
                        Centers, Inc. and G. Kent Kahle.
         *10.14      -- Indemnity Agreement dated December
                        18, 1995, by and between Castle
                        Dental Centers, Inc. and Jack H.
                        Castle, D.D.S.
         *10.15      -- Indemnity Agreement dated December
                        18, 1995 by and between Castle Dental
                        Centers, Inc. and Jack H. Castle, Jr.
         *10.16      -- Indemnity Agreement dated December
                        18, 1995 by and between Castle Dental
                        Centers, Inc. and Robert J. Cresci.
         *10.17      -- Indemnity Agreement dated August 16,
                        1996 by and between Castle Dental
                        Centers, Inc. and Bannus B. Hudson.
         *10.18      -- Indemnity Agreement dated August 16,
                        1996 by and between Castle Dental
                        Centers, Inc. and Elizabeth A.
                        Tilney.
         *10.19      -- Asset Purchase Agreement dated May
                        19, 1996 by and among Castle Dental
                        Centers of Florida, Inc., and 1st
                        Dental Care, Inc., Hernando Dental
                        Center-Lester B. Greenberg, D.D.S.,
                        P.A., M&B Dental Lab, Inc., Lester B.
                        Greenberg, D.D.S. and Elisa
                        Greenberg.
         *10.20      -- 10% Note due May 19, 2001 by and
                        between Castle Dental Centers, Inc.
                        and 1st Dental Care, Inc. in the
                        principal amount of $1,787,938.
         *10.21      -- 6.36% Note due May 19, 2000 by and
                        between Castle Dental Centers, Inc.
                        and 1st Dental Care, Inc. in the
                        principal amount of $656,588.

       EXHIBIT
       NUMBER                           DESCRIPTION OF EXHIBIT
--------------------    --------------------------------------------------------
         *10.22      -- 6.36% Note due May 19, 2000 by and
                        between Castle Dental Centers, Inc.
                        and M&B Dental Lab, Inc. in the
                        principal amount of $286,775.
         *10.23      -- Management Services Agreement
                        effective May 19, 1996 by and between
                        Castle Dental Centers of Florida,
                        Inc. and Castle 1st Dental Care, P.A.
         *10.24      -- Amendment to Management Services
                        Agreement between Castle Dental
                        Centers of Florida, Inc. and Castle
                        1st Dental Care, P.A., dated as of
                        August 16, 1996.
         *10.25      -- Accounts Receivable Purchase
                        Agreement dated May 19, 1996, between
                        Castle 1st Dental Care, P.A. and
                        Castle Dental Centers of Florida,
                        Inc.
         *10.26      -- Trade Name License Agreement
                        effective May 19, 1996 by and between
                        Castle Dental Centers of Florida,
                        Inc. and Castle 1st Dental Care, P.A.
         *10.27      -- Trademark License Agreement effective
                        May 19, 1996 by and between Castle
                        Dental Centers of Florida, Inc. and
                        Castle 1st Dental Care, P.A.
         *10.28      -- Employment Agreement dated May 19,
                        1996 by and between Castle Dental
                        Centers of Florida, Inc. and Lester
                        B. Greenberg, D.D.S.
         *10.29      -- Asset Purchase Agreement dated April
                        29, 1996 by and among Castle Dental
                        Centers of Tennessee, Inc. and
                        Mid-South Dental Center, P.C. and G.
                        Powell Bilyeu, D.D.S.
         *10.30      -- 10% Note due May 30, 2001 by and
                        between Castle Dental Centers, Inc.
                        and Mid-South Dental Centers, P.C. in
                        the principal amount of $750,000.
         *10.31      -- Accounts Receivable Purchase
                        Agreement dated May 31, 1996, between
                        Castle Mid-South Dental Centers, P.C.
                        and Castle Dental Centers of
                        Tennessee, Inc.
         *10.32      -- Management Services Agreement
                        effective May 31, 1996 by and between
                        Castle Dental Centers of Tennessee,
                        Inc. and Castle Mid-South Dental
                        Center, P.C.
         *10.33      -- Amendment to Management Services
                        Agreement between Castle Dental
                        Centers of Tennessee, Inc. and Castle
                        Mid-South Dental Center, P.C., dated
                        as of August 16, 1996.
         *10.34      -- Trade Name License Agreement
                        effective May 31, 1996 by and between
                        Castle Dental Centers of Tennessee,
                        Inc. and Castle Mid-South Dental
                        Centers, P.C.
         *10.35      -- Trademark License Agreement effective
                        May 31, 1996 by and between Castle
                        Dental Centers of Tennessee, Inc. and
                        Castle Mid-South Dental Centers, P.C.
         *10.36      -- Employment Agreement dated May 31,
                        1996 by and between Castle Dental
                        Centers of Tennessee, Inc., and G.
                        Powell Bilyeu, D.D.S.
         *10.37      -- Asset Purchase Agreement dated August
                        9, 1996 by and among Castle Dental
                        Centers, Inc.; Castle Dental Centers
                        of Texas, Inc.; Consolidated
                        Industries, Inc.; S.A. Dental
                        Services, P.C.; C.A. Dental Services,
                        P.C.; S.C.A. Dental Services, P.C.;
                        Austin Periodontist Associates, Inc.;
                        Joseph A. Bonola, D.D.S.; and Kristen
                        Bonola.
         *10.38      -- Plan and Agreement of Reorganization
                        dated August 9, 1996 by and among
                        Castle Dental Centers, Inc.; Castle
                        Dental Centers of Texas, Inc.; N.A.
                        Dental Services, P.C.; EFW Dental
                        Services, P.C.; HDC Dental Services,
                        P.C.; Midcities Dental Services,
                        P.C.; NEFW Dental Services, P.C.;
                        West Ft. Worth Dental Services, P.C.;
                        Joseph A. Bonola, D.D.S.; Kristen
                        Bonola; and Larry Charles Jackson.
         *10.39      -- 10% Note due July 9, 2001 between
                        Castle Dental Centers, Inc. and
                        Joseph Bonola, D.D.S. in the
                        principal amount of $1,000,000.
         *10.40      -- License Agreement effective August 9,
                        1996 by and between Joseph A. Bonola,
                        D.D.S. and Castle Dental Centers of
                        Texas, Inc.
         *10.41      -- Employment Agreement dated August 9,
                        1996 by and between Jack H. Castle,
                        D.D.S., P.C., and Joseph A. Bonola,
                        D.D.S.

       EXHIBIT
       NUMBER                           DESCRIPTION OF EXHIBIT
--------------------    --------------------------------------------------------
         *10.42      -- Escrow Agreement dated August 9, 1996
                        by and among N.A. Dental Services,
                        P.C.; EFW Dental Services P.C.; NEFW
                        Dental Services, P.C.; HDC Dental
                        Services, P.C.; Midcities Dental
                        Services, P.C.; West Ft. Worth Dental
                        Services, P.C.; Joseph A. Bonola and
                        Kristen Bonola; Castle Dental Centers
                        of Texas, Inc,.; and the escrow agent
                        named therein.
         *10.43      -- 1996 Castle Dental Centers, Inc.
                        Omnibus Stock and Incentive Plan, as
                        amended.
         *10.44      -- 1996 Castle Dental Centers, Inc.
                        Non-Employee Directors' Plan, as
                        amended.
          10.45      -- Reserved
          10.46      -- Reserved
          10.47      -- Reserved
          10.48      -- Reserved
         *10.49      -- Amended and Restated Credit Agreement
                        dated May 31, 1996 between Castle
                        Dental Centers, Inc. and NationsBank
                        of Texas, N.A.
         *10.50      -- $3,000,000 Revolving Credit Note
                        dated May 31, 1996 between Castle
                        Dental Centers, Inc. and NationsBank
                        of Texas, N.A.
         *10.51      -- $6,000,000 Term Note dated May 31,
                        1996 between Castle Dental Centers,
                        Inc. and NationsBank of Texas, N.A.
         *10.52      -- $10,000,000 Advancing Term Note dated
                        May 31, 1996 between Castle Dental
                        Centers, Inc. and NationsBank of
                        Texas, N.A.
         *10.53      -- Amended and Restated Security
                        Agreement (Stocks, Bonds and Other
                        Securities) dated May 31, 1996
                        between Castle Dental Centers, Inc.
                        and NationsBank of
                        Texas, N.A.
         *10.54      -- Amended and Restated Security
                        Agreement (Accounts, Inventory,
                        Equipment, Chattel Paper, Documents,
                        Instruments, General Intangibles and
                        Other Property) dated May 31, 1996
                        between Castle Dental Centers, Inc.
                        and NationsBank of Texas, N.A.
         *10.55      -- Amended and Restated Guaranty
                        Agreement dated May 31, 1996 by Jack
                        H. Castle, Jr. in favor of
                        NationsBank of Texas, N.A.
         *10.56      -- Guaranty Agreement dated May 31, 1996
                        by JHCDDS, Inc. in favor of
                        NationsBank of Texas, N.A.
         *10.57      -- Amended and Restated Security
                        Agreement (Accounts, Inventory,
                        Equipment, Chattel Paper, Documents,
                        Instruments, General Intangibles and
                        Other Property) dated May 31, 1996
                        between JHCDDS, Inc. and NationsBank
                        of Texas, N.A.
         *10.58      -- Security Agreement (Accounts,
                        Inventory, Equipment, Chattel Paper,
                        Documents, Instruments, General
                        Intangibles and Other Property) dated
                        May 31, 1996 between Castle Dental
                        Centers of Florida, Inc. and
                        NationsBank of Texas, N.A.
         *10.59      -- Guaranty Agreement dated May 31, 1996
                        by Castle Dental Centers of Florida,
                        Inc. in favor of NationsBank of
                        Texas, N.A.
         *10.60      -- Security Agreement (Accounts,
                        Inventory, Equipment, Chattel Paper,
                        Documents, Instruments, General
                        Intangibles and Other Property) dated
                        May 31, 1996 between Castle Dental
                        Centers of Tennessee, Inc. and
                        NationsBank of Texas, N.A.
         *10.61      -- Guaranty Agreement dated May 31, 1996
                        by Castle Dental Centers of
                        Tennessee, Inc. in favor of
                        NationsBank of Texas, N.A.
         *10.62      -- Lease dated January 1, 1996 by and
                        between Goforth, Inc. and Family
                        Dental Services of Texas, Inc.
         *10.63      -- Lease Agreement effective February
                        20, 1995 by and between Lehndorff
                        Four Oaks Place Joint Venture and
                        Family Dental Services of Texas, Inc.
          10.64      -- Reserved
          10.65      -- Reserved
          10.66      -- Reserved

       EXHIBIT
       NUMBER                           DESCRIPTION OF EXHIBIT
--------------------    --------------------------------------------------------

         *10.67      -- Option Agreement effective as of
                        December 18, 1995 by and between Jack
                        H. Castle, D.D.S. and Castle Dental
                        Centers, Inc.
         *10.68      -- Option Agreement effective as of May
                        19, 1996 by and between Lester B.
                        Greenberg, D.D.S. and Castle Dental
                        Centers of Florida, Inc.
         *10.69      -- Incentive Stock Option Agreement
                        dated May 31, 1996 between Castle
                        Dental Centers, Inc. and G. Powell
                        Bilyeu, D.D.S.
         *10.70      -- Incentive Stock Option Agreement
                        dated May 31, 1996 between Castle
                        Dental Centers, Inc. and Phillip T.
                        Hamner.
         *10.71      -- Incentive Stock Option Agreement
                        dated May 31, 1996 between Castle
                        Dental Centers, Inc. and David North.
         *10.72      -- Option Agreement effective as of May
                        31, 1996 by and between G. Powell
                        Bilyeu and Castle Dental Centers of
                        Tennessee, Inc.
         *10.73      -- Second Amendment and Supplement to
                        Amended and Restated Credit Agreement
                        dated as of June 16, 1997 between
                        Castle Dental Centers, Inc. and
                        NationsBank of Texas, N.A.
         *10.74      -- 12% Senior Subordinated Note due
                        January 31, 1998 between Castle
                        Dental Centers, Inc. and NAP &
                        Company in the principal amount of
                        $1,347,000.
         *10.75      -- 12% Senior Subordinated Note due
                        January 31, 1998 between Castle
                        Dental Centers, Inc. and Fuelship &
                        Company in the principal amount of
                        $267,000.
         *10.76      -- 12% Senior Subordinated Note due
                        January 31, 1998 between Castle
                        Dental Centers, Inc. and Northman &
                        Co. in the principal amount of
                        $386,000.
         *10.77     --  Amendment No. 1 to Deferred
                        Compensation Agreement dated June 16,
                        1997 by and between Castle Dental
                        Centers, Inc. and Jack H. Castle,
                        D.D.S.
         *10.78      -- Option Agreement for the Purchase and
                        Sale of Businesses dated as of June
                        1, 1997 by and among Castle Dental
                        Centers of Texas, Inc., Castle Dental
                        Centers, Inc., Jack H. Castle,
                        D.D.S., P.C., SW Dental Associates,
                        LC, John Goodman, D.D.S. and Harold
                        Simpson, Jr.
         *10.80      -- Member Interests Purchase Agreement
                        dated as of June 1, 1997 by and among
                        Castle Dental Centers of Texas, Inc.,
                        Castle Dental Centers, Inc., Jack H.
                        Castle, D.D.S., P.C., SW Dental
                        Associates, LC, John Goodman, D.D.S.
                        and Harold Simpson, Jr.
         *10.81     --  Management Services Agreement
                        effective June 1, 1997 by and between
                        Castle Dental Centers of Texas, Inc.,
                        and SW Dental Associates, LC.
         *10.82     --  Employment Agreement dated as of June
                        1, 1997 by and between Castle Dental
                        Centers of Texas, Inc. and John
                        Goodman, D.D.S.
         *10.83      -- Consulting Agreement dated as of June
                        1, 1997 by and between Castle Dental
                        Centers of Texas, Inc. and Sheryl K.
                        Goodman.
         *10.84     --  Option Agreement dated as of June 18,
                        1997 by and among Castle Dental
                        Centers, Inc., Castle Dental Centers
                        of Florida, Inc., Lester Greenberg
                        D.D.S. and NationsBank of Texas, N.A.
         *11.1       -- Computation of Earnings Per Share.
         *11.2       -- Computation of Earnings Per Share
                        under SAB No. 55.
         *11.3       -- Computation of Pro Forma Earnings Per
                        Share.
         *21         -- Subsidiaries of the Registrant.
         +23.1       -- Consent of Coopers & Lybrand L.L.P.
         *23.2       -- Consent of G. Daniel Siewert III.
         *23.3       -- Consent of Emmett Moore.
         *23.4       -- Consent of Louis A. Waters.
         *27         -- Financial Data Schedule.

------------
 * Filed previously.
 + Filed herewith.

ITEM 17.  UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 14, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (c) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, CASTLE DENTAL CENTERS, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON AUGUST 27, 1997.

                                          CASTLE DENTAL CENTERS, INC.
                                          BY: /S/ JACK H. CASTLE, JR.
                                                  JACK H. CASTLE, JR.
                                               CHAIRMAN OF THE BOARD AND
                                                CHIEF EXECUTIVE OFFICER

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE INDICATED CAPACITIES ON AUGUST 27, 1997.

            SIGNATURE                       TITLE
-------------------------------------------------------------------------------

     /s/ JACK H. CASTLE, JR.     Chairman of the Board of Directors, Chief
       JACK H. CASTLE, JR.         Executive Officer and Director
                                   (principal executive officer)

                *                Director
      JACK H. CASTLE, D.D.S.

        /s/ JOHN M. SLACK        Vice President and Chief Financial Officer
          JOHN M. SLACK            (principal financial and accounting officer)

                *                Director
          G. KENT KAHLE

                *                Director
         ROBERT J. CRESCI

                *                Director
       ELIZABETH A. TILNEY

 By: /s/ JACK H. CASTLE, JR.
      *JACK H. CASTLE, JR.,
         ATTORNEY-IN-FACT